INVESTOR CONTACT: Mark Kochvar S&T Bancorp, Inc. Chief Financial Officer 724.465.4826 mark.kochvar@stbank.com
FOR IMMEDIATE RELEASE
S&T Bancorp, Inc. Announces First Quarter 2026 Results
INDIANA, Pa., - April 23, 2026 – S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, announced net income of $35.1 million for the first quarter of 2026 compared to $34.0 million for the fourth quarter of 2025 and $33.4 million for the first quarter of 2025. Diluted earnings per share was $0.94 for the first quarter of 2026, an increase of $0.05, or 5.6%, compared to $0.89 for the fourth quarter of 2025 and an increase of $0.07, or 8.0%, compared to $0.87 for the first quarter of 2025.
First Quarter of 2026 Highlights:
•Strong return metrics with return on average assets (ROA) of 1.44%, return on average equity (ROE) of 9.77% and return on average tangible shareholders' equity (ROTE) (non-GAAP) of 13.22% compared to ROA of 1.37%, ROE of 9.13% and ROTE (non-GAAP) of 12.30% for the fourth quarter of 2025.
•Pre-provision net revenue to average assets (PPNR) (non-GAAP) was 1.87% compared to 1.95% for the fourth quarter of 2025.
•Net interest margin on a fully taxable equivalent basis (NIM) (FTE) (non-GAAP) remains strong at 3.92% compared to 3.99% in the fourth quarter of 2025.
•Total deposits increased $226.4 million, or 11.5% annualized, with customer deposit growth of $306.5 million, or 16.0% annualized, offset by lower brokered deposits of $80.1 million compared to December 31, 2025.
•Total portfolio loans decreased $112.6 million compared to December 31, 2025.
•Net charge-offs were $1.7 million, or 0.09% of average loans, compared to net charge-offs of $11.0 million, or 0.54% of average loans, in the fourth quarter of 2025.
•Nonperforming assets (NPAs) decreased $5.7 million to $49.9 million, or 0.63% of total loans plus other real estate owned (OREO), compared to $55.6 million, or 0.69%, at December 31, 2025.
•Share repurchases of 1,146,100 common shares for $49.6 million.
"The first quarter delivered strong earnings performance, solid return metrics and robust deposit growth, underscoring the team's commitment to our strategic priorities,” said Chris McComish, chief executive officer. “Grounded in our people-forward approach to banking, we remain focused on deepening relationships and delivering meaningful value to our customers, communities and shareholders."
Net Interest Income
Net interest income was $88.4 million in the first quarter of 2026 compared to $91.0 million in the fourth quarter of 2025. The decline in net interest income related to two less days in the first quarter compared to the fourth quarter of
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S&T Earnings Release - 2

2025 and an interest recovery on a previously charged-off loan that occurred in the fourth quarter of 2025. NIM (FTE) (non-GAAP) declined 7 basis points to 3.92% compared to 3.99% in the prior quarter. Excluding a 4 basis point benefit from the interest recovery in the prior quarter, NIM (FTE) (non-GAAP) was relatively stable. Average interest-earning assets increased $57.0 million to $9.2 billion in the first quarter of 2026 compared to $9.1 billion in the fourth quarter of 2025. The yield on average interest-earning assets decreased 14 basis points to 5.60% compared to 5.74% in the fourth quarter of 2025 primarily due to a decline in interest rates on loans. Total interest-bearing liability costs decreased 12 basis points to 2.54% compared to 2.66% in the fourth quarter of 2025 mainly due to lower deposit costs and a reduction in higher-cost brokered deposits and borrowings. Average borrowings decreased $45.1 million to $174.5 million and average brokered deposits decreased $22.1 million to $170.1 million in the first quarter of 2026 compared to $219.6 million and $192.2 million in the fourth quarter of 2025.
Asset Quality
The allowance for credit losses, or ACL, was $93.3 million, or 1.17% of total portfolio loans, at March 31, 2026 compared to $93.2 million, or 1.15%, at December 31, 2025. The provision for credit losses was $1.3 million for the first quarter of 2026 compared to $5.7 million in the fourth quarter of 2025. The decrease in the provision for credit losses was primarily related to a decrease in net loan charge-offs. Net loan charge-offs were $1.7 million, or 0.09% of average loans, compared to $11.0 million, or 0.54% of average loans, in the fourth quarter of 2025. NPAs decreased $5.7 million to $49.9 million, or 0.63% of total loans plus OREO, compared to $55.6 million, or 0.69%, at December 31, 2025. Total NPAs remain at a manageable level.
Noninterest Income and Expense
Noninterest income decreased $0.7 million to $13.6 million in the first quarter of 2026 compared to $14.3 million in the fourth quarter of 2025. Customer activity was seasonally slower in the first quarter of 2026 resulting in lower debit and credit card fees compared to the fourth quarter of 2025. Noninterest expense decreased $0.5 million to $56.7 million compared to $57.2 million in the fourth quarter of 2025. The decrease primarily related to a $1.3 million decrease in salaries and benefits related to lower salaries and medical costs compared to the prior quarter.
Financial Condition
Total assets were $9.9 billion at both March 31, 2026 and December 31, 2025. Cash and due from banks increased $175.6 million related to a significant increase in deposits and a decline in loans compared to December 31, 2025. Total portfolio loans decreased $112.6 million compared to December 31, 2025. The decline in loans related to lower fundings, reduced utilization rates and higher commercial real estate payoffs. The commercial loan portfolio decreased $79.0 million with declines in commercial real estate of $94.7 million and commercial and industrial of $8.3 million, offset by an increase in commercial construction of $23.9 million compared to December 31, 2025. The consumer loan portfolio decreased $33.6 million primarily due to declines in residential mortgage of $20.6 million, consumer construction of $8.9 million and installment and other consumer of $7.3 million, offset by an increase in home equity of $3.3 million compared to December 31, 2025. Total deposits increased $226.4 million, or 11.5% annualized, with customer deposit growth of $306.5 million, or 16.0% annualized, offset by lower brokered deposits of $80.1 million compared to December 31, 2025. Customer deposit growth reflected increases in core relationships but also included both temporary commercial customer funds and seasonal inflows related to consumer tax refunds. Noninterest bearing deposits increased $112.8 million, money market increased $67.8 million, savings increased $21.1 million and certificates of deposit increased $30.7 million, offset by a decrease in interest-bearing demand of $6.0 million compared to December 31, 2025. The increase in money market of $67.8 million is net of a decline in brokered money market of
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S&T Earnings Release - 3

$80.1 million compared to December 31, 2025. Total borrowings decreased $115.0 million to $150.3 million compared to $265.3 million at December 31, 2025 primarily related to deposit growth.
Capital
During the first quarter of 2026, 1,146,100 shares were repurchased at an average price of $43.30 per share for $49.6 million. Total share repurchases for both the fourth quarter of 2025 and the first quarter of 2026 were 2,094,370 shares at an average price of $40.99 per share totaling $85.8 million. The remaining capacity under the existing share repurchase program was $50.4 million at March 31, 2026.
S&T continues to maintain a strong regulatory capital position with all capital ratios above the well-capitalized thresholds of federal bank regulatory agencies.
Conference Call
S&T will host its first quarter 2026 earnings conference call live via webcast at 1:00 p.m. ET, Thursday, April 23, 2026. To access the webcast, go to S&T Bancorp Inc.’s Investor Relations webpage stbancorp.com. After the live presentation, the webcast will be archived at stbancorp.com for 12 months.
About S&T Bancorp, Inc. and S&T Bank
S&T Bancorp, Inc. is a $9.9 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in 1902 and operates in Pennsylvania and Ohio. For more information, visit stbancorp.com or stbank.com. Follow us on Facebook, Instagram and LinkedIn.
Forward-Looking Statements
This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cybersecurity concerns; rapid technological developments and changes, including the use of artificial intelligence and digital assets; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our brand risks; sensitivity to the interest rate environment, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; regulatory supervision and oversight, including changes in regulatory capital requirements and our
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S&T Earnings Release - 4

ability to address those requirements; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; changes in accounting policies, practices or guidance; legislation affecting the financial services industry as a whole, and S&T, in particular; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and other employees; general economic or business conditions, including the strength of regional economic conditions in our market area; ESG practices and disclosures, including climate change, hiring practices, the diversity of the work force and racial and social justice issues; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses and geopolitical tensions and conflicts between nations.
Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2025, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.
Non-GAAP Financial Measures
In addition to traditional measures presented in accordance with GAAP, our management uses, and this information contains or references, certain non-GAAP financial measures, such as tangible book value, return on average tangible shareholder's equity, PPNR to average assets, efficiency ratio on an FTE basis, tangible common equity to tangible assets and net interest margin on an FTE basis. We believe these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although we believe that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered alternatives to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. See Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures for more information related to these financial measures.
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 5

	2026	2025	2025
	First	Fourth	First
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$115,294	$120,356	$114,340
Investment Securities:
Taxable	10,760	10,426	10,073
Tax-exempt	34	34	157
Dividends	245	297	278
Total Interest and Dividend Income	126,333	131,113	124,848

INTEREST EXPENSE
Deposits	35,686	37,296	38,354
Borrowings, junior subordinated debt securities and other	2,211	2,857	3,171
Total Interest Expense	37,897	40,153	41,525

NET INTEREST INCOME	88,436	90,960	83,323
Provision for credit losses	1,327	5,696	(3,040)
Net Interest Income After Provision for Credit Losses	87,109	85,264	86,363

NONINTEREST INCOME
Loss on sale of securities	—	—	(2,295)
Debit and credit card	4,283	4,805	4,188
Service charges on deposit accounts	4,196	4,206	3,962
Investment services and trust	3,369	3,203	3,084
Other	1,794	2,117	1,490
Total Noninterest Income	13,642	14,331	10,429

NONINTEREST EXPENSE
Salaries and employee benefits	31,356	32,707	29,853
Data processing and information technology	5,158	5,079	4,930
Occupancy	4,592	3,855	4,302
Furniture, equipment and software	3,492	3,453	3,483
Other taxes	2,063	1,931	1,494
Marketing	1,467	1,546	1,615
Professional services and legal	1,245	1,228	1,286
FDIC insurance	1,073	1,062	1,040
Other noninterest expense	6,261	6,315	7,088
Total Noninterest Expense	56,707	57,176	55,091
Income Before Taxes	44,044	42,419	41,701
Income tax expense	8,972	8,452	8,300
Net Income	$35,072	$33,967	$33,401

Per Share Data
Shares outstanding at end of period	36,259,649	37,402,705	38,261,299
Average shares outstanding - diluted	37,177,888	38,136,813	38,599,656
Diluted earnings per share	$0.94	$0.89	$0.87
Dividends declared per share	$0.36	$0.36	$0.34
Dividend yield (annualized)	3.44%	3.66%	3.67%
Dividends paid to net income	38.09%	40.14%	38.97%
Book value	$39.46	$39.14	$37.06
Tangible book value (non-GAAP)(1)	$29.11	$29.11	$27.24
Market value	$41.83	$39.35	$37.05

Profitability Ratios (Annualized)
Return on average assets	1.44%	1.37%	1.41%
Return on average shareholders' equity	9.77%	9.13%	9.67%
Return on average tangible shareholders' equity (non-GAAP)(2)	13.22%	12.30%	13.29%
Pre-provision net revenue / average assets (non-GAAP)(3)	1.87%	1.95%	1.73%
Efficiency ratio (FTE) (non-GAAP)(4)	55.23%	53.99%	56.99%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 6

	2026	2025	2025
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks	$339,059	$163,436	$211,836
Securities available for sale, at fair value	1,009,518	987,659	1,011,111
Loans held for sale	694	1,010	—
Commercial loans:
Commercial real estate	3,532,106	3,626,784	3,462,246
Commercial and industrial	1,511,082	1,519,336	1,520,475
Commercial construction	404,012	380,091	380,129
Total Commercial Loans	5,447,200	5,526,211	5,362,850
Consumer loans:
Residential mortgage	1,689,731	1,710,351	1,670,750
Home equity	711,235	707,966	660,594
Installment and other consumer	83,951	91,280	98,165
Consumer construction	27,265	36,149	43,990
Total Consumer Loans	2,512,182	2,545,746	2,473,499
Total Portfolio Loans	7,959,382	8,071,957	7,836,349
Allowance for credit losses	(93,271)	(93,178)	(99,010)
Total Portfolio Loans, Net	7,866,111	7,978,779	7,737,339
Federal Home Loan Bank and other restricted stock, at cost	11,724	16,030	13,445
Goodwill	373,424	373,424	373,424
Other Intangible assets, net	2,069	2,251	2,813
Other assets	341,404	348,391	368,308
Total Assets	$9,944,003	$9,870,980	$9,718,276

LIABILITIES
Deposits:
Noninterest-bearing demand	$2,273,411	$2,160,645	$2,164,491
Interest-bearing demand	784,326	790,278	809,722
Money market	2,264,777	2,196,998	2,210,081
Savings	883,213	862,118	886,007
Certificates of deposit	1,979,492	1,948,792	1,822,632
Total Deposits	8,185,219	7,958,831	7,892,933

Borrowings:
Short-term borrowings	50,000	165,000	95,000
Long-term borrowings	50,794	50,815	50,876
Junior subordinated debt securities	49,493	49,478	49,433
Total Borrowings	150,287	265,293	195,309
Other liabilities	177,816	182,979	212,000
Total Liabilities	8,513,322	8,407,103	8,300,242

SHAREHOLDERS’ EQUITY
Total Shareholders’ Equity	1,430,681	1,463,877	1,418,034
Total Liabilities and Shareholders’ Equity	$9,944,003	$9,870,980	$9,718,276

Capitalization Ratios
Shareholders' equity / assets	14.39%	14.83%	14.59%
Tangible common equity / tangible assets (non-GAAP)(5)	11.03%	11.46%	11.16%
Tier 1 leverage ratio	11.82%	12.18%	12.09%
Common equity tier 1 capital	14.18%	14.32%	14.67%
Risk-based capital - tier 1	14.49%	14.62%	14.99%
Risk-based capital - total	16.06%	16.19%	16.57%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 7

	2026		2025		2025
	First		Fourth		First
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (non-GAAP) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$153,396	3.70%	$112,524	3.98%	$128,739	4.46%
Securities, at fair value	997,037	3.78%	985,200	3.80%	990,414	3.59%
Loans held for sale	1,002	6.57%	890	6.44%	0	0.00%
Commercial real estate	3,579,903	5.80%	3,625,455	5.87%	3,395,599	5.82%
Commercial and industrial	1,513,557	6.25%	1,491,942	6.54%	1,535,235	6.69%
Commercial construction	387,412	6.42%	348,987	7.34%	374,881	6.95%
Total Commercial Loans	5,480,872	5.97%	5,466,384	6.15%	5,305,715	6.15%
Residential mortgage	1,701,695	5.37%	1,701,279	5.33%	1,660,177	5.21%
Home equity	707,856	5.90%	700,194	6.22%	653,113	6.30%
Installment and other consumer	87,693	7.39%	92,748	7.73%	99,402	7.97%
Consumer construction	30,124	6.69%	40,868	6.75%	45,157	6.86%
Total Consumer Loans	2,527,368	5.61%	2,535,089	5.69%	2,457,849	5.64%
Total Portfolio Loans	8,008,240	5.86%	8,001,473	6.00%	7,763,564	5.99%
Total Loans	8,009,242	5.86%	8,002,363	6.00%	7,763,564	5.99%
Total other earning assets	12,806	7.07%	15,366	7.40%	16,768	6.74%
Total Interest-earning Assets	9,172,481	5.60%	9,115,453	5.74%	8,899,485	5.70%
Noninterest-earning assets	692,974		694,161		727,176
Total Assets	$9,865,455		$9,809,614		$9,626,661

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$778,502	0.93%	$770,233	0.94%	$779,309	1.00%
Money market	2,245,922	2.60%	2,202,015	2.75%	2,088,346	2.97%
Savings	873,304	0.65%	859,344	0.68%	884,636	0.66%
Certificates of deposit	1,965,807	3.73%	1,925,474	3.86%	1,860,840	4.29%
Total Interest-bearing Deposits	5,863,535	2.47%	5,757,066	2.57%	5,613,131	2.77%
Short-term borrowings	74,162	3.99%	119,293	4.32%	117,722	4.63%
Long-term borrowings	50,805	3.80%	50,826	3.80%	50,886	3.80%
Junior subordinated debt securities	49,485	6.53%	49,469	6.79%	49,423	7.17%
Total Borrowings	174,452	4.66%	219,588	4.75%	218,031	5.01%
Total Other Interest-bearing Liabilities	22,862	3.69%	22,736	3.95%	43,926	4.40%
Total Interest-bearing Liabilities	6,060,849	2.54%	5,999,390	2.66%	5,875,088	2.87%
Noninterest-bearing liabilities	2,348,924		2,334,350		2,350,574
Shareholders' equity	1,455,682		1,475,874		1,400,999
Total Liabilities and Shareholders' Equity	$9,865,455		$9,809,614		$9,626,661

Net Interest Margin (FTE) (non-GAAP)(6)		3.92%		3.99%		3.81%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 8

	2026		2025		2025
	First		Fourth		First
(dollars in thousands)	Quarter		Quarter		Quarter
Nonaccrual Loans
Commercial loans:		% Loans		% Loans		% Loans
Commercial real estate	$17,764	0.50%	$17,373	0.48%	$3,441	0.10%
Commercial and industrial	18,607	1.23%	25,575	1.68%	6,749	0.44%
Commercial construction	869	0.22%	869	0.23%	1,006	0.26%
Total Nonaccrual Commercial Loans	37,240	0.68%	43,817	0.79%	11,196	0.21%
Consumer loans:
Residential mortgage	8,950	0.53%	8,098	0.47%	6,957	0.42%
Home equity	3,618	0.51%	3,485	0.49%	3,968	0.60%
Installment and other consumer	141	0.17%	158	0.17%	218	0.22%
Total Nonaccrual Consumer Loans	12,709	0.51%	11,741	0.46%	11,143	0.45%
Total Nonaccrual Loans	$49,949	0.63%	$55,558	0.69%	$22,339	0.29%

	2026	2025	2025
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs (Recoveries)
Charge-offs	$1,935	$12,482	$884
Recoveries	(248)	(1,529)	(911)
Net Loan Charge-offs (Recoveries)	$1,687	$10,953	($27)

Net Loan Charge-offs (Recoveries)
Commercial loans:
Commercial real estate	$492	$7,510	($146)
Commercial and industrial	175	3,133	154
Commercial construction	—	—	30
Total Commercial Loan Charge-offs	667	10,643	38
Consumer loans:
Residential mortgage	27	46	13
Home equity	236	(101)	19
Installment and other consumer	757	365	(97)
Total Consumer Loan Charge-offs (Recoveries)	1,020	310	(65)
Total Net Loan Charge-offs (Recoveries)	$1,687	$10,953	($27)

	2026	2025	2025
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonaccrual loans	$49,949	$55,558	$22,339
OREO	—	57	29
Total nonperforming assets	49,949	55,615	22,368
Nonaccrual loans / total loans	0.63%	0.69%	0.29%
Nonperforming assets / total loans plus OREO	0.63%	0.69%	0.29%
Allowance for credit losses / total portfolio loans	1.17%	1.15%	1.26%
Allowance for credit losses / nonaccrual loans	187%	168%	443%
Net loan charge-offs	$1,687	$10,953	($27)
Net loan charge-offs (annualized) / average loans	0.09%	0.54%	0.00%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 9
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2026	2025	2025
	First	Fourth	First
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$1,430,681	$1,463,877	$1,418,034
Less: goodwill and other intangible assets, net of deferred tax liability	(375,059)	(375,202)	(375,646)
Tangible common equity (non-GAAP)	$1,055,622	$1,088,675	$1,042,388
Common shares outstanding	36,259,649	37,402,705	38,261,299
Tangible book value (non-GAAP)	$29.11	$29.11	$27.24
Tangible book value is a preferred industry metric used to measure our company's value and commonly used by investors and analysts.

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$142,236	$134,760	$135,460
Plus: amortization of intangibles (annualized), net of tax	583	624	772
Net income before amortization of intangibles (annualized)	$142,819	$135,384	$136,232

Average total shareholders' equity	$1,455,682	$1,475,874	$1,400,999
Less: average goodwill and other intangible assets, net of deferred tax liability	(375,136)	(375,279)	(375,741)
Average tangible equity (non-GAAP)	$1,080,546	$1,100,595	$1,025,258
Return on average tangible shareholders' equity (non-GAAP)	13.22%	12.30%	13.29%
Return on average tangible shareholders' equity is a preferred industry profitability metric used by management, as well as investors and analysts, to measure financial performance.

(3) Pre-provision Net Revenue / Average Assets (non-GAAP)
Income before taxes	$44,044	$42,419	$41,701
Plus: net loss on sale of securities	—	—	2,295
Plus: Provision for credit losses	1,327	5,696	(3,040)
Total	$45,371	$48,115	$40,956
Total (annualized) (non-GAAP)	$184,005	$190,891	$166,099
Average assets	$9,865,455	$9,809,614	$9,626,661
Pre-provision Net Revenue / Average Assets (non-GAAP)	1.87%	1.95%	1.73%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses, losses (gains) on sale of securities and gain on Visa exchange. We believe this to be a preferred industry measurement to help management, as well as investors and analysts, evaluate our ability to fund credit losses or build capital.

(4) Efficiency Ratio (FTE) (non-GAAP)
Noninterest expense	$56,707	$57,176	$55,091

Net interest income per consolidated statements of net income	$88,436	$90,960	$83,323
Plus: taxable equivalent adjustment	590	605	617
Net interest income (FTE) (non-GAAP)	89,026	91,565	83,940
Noninterest income	13,642	14,331	10,429
Plus: net loss on sale of securities	—	—	2,295
Net interest income (FTE) (non-GAAP) plus noninterest income	$102,668	$105,896	$96,664
Efficiency ratio (FTE) (non-GAAP)	55.23%	53.99%	56.99%
The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), adjusted to exclude losses (gains) on sale of securities and gain on Visa exchange. We believe the FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 10
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2026	2025	2025
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
(5) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$1,430,681	$1,463,877	$1,418,034
Less: goodwill and other intangible assets, net of deferred tax liability	(375,059)	(375,202)	(375,646)
Tangible common equity (non-GAAP)	$1,055,622	$1,088,675	$1,042,388

Total assets	$9,944,003	$9,870,980	$9,718,276
Less: goodwill and other intangible assets, net of deferred tax liability	(375,059)	(375,202)	(375,646)
Tangible assets (non-GAAP)	$9,568,944	$9,495,778	$9,342,630
Tangible common equity to tangible assets (non-GAAP)	11.03%	11.46%	11.16%
Tangible common equity to tangible assets is a preferred industry measurement to evaluate capital adequacy.

(6) Net Interest Margin (FTE) (non-GAAP)
Interest income and dividend income	$126,333	$131,113	$124,848
Less: interest expense	(37,897)	(40,153)	(41,525)
Net interest income per consolidated statements of net income	88,436	90,960	83,323
Plus: taxable equivalent adjustment	590	605	617
Net interest income (FTE) (non-GAAP)	$89,026	$91,565	$83,940
Net interest income (FTE) (annualized)	$361,050	$363,274	$340,423
Average interest-earning assets	$9,172,481	$9,115,453	$8,899,485
Net interest margin (FTE) (non-GAAP)	3.92%	3.99%	3.81%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

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